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                                                                   EXHIBIT 10.11

                 AMENDMENT TO AGREEMENT AND TO PROMISSORY NOTE

         This amends (a) that certain Agreement between Michael A. DeJusto and
M. Katherine DeJusto (collectively "DeJusto") and Southwind Development Company, L.L.C. ("Southwind") (as successor-in-interest to MacQueen Enterprises, Inc.) dated as of March 20, 1998, and (b) that certain Promissory Note from Southwind to DeJusto dated as of April 16, 1998, in the original principal amount of $541,500.00. The parties agree as follows:

         1. Should Southwind fail to make any principal or interest payment due under said note within ten (10) days after the day the same becomes due and payable, Southwind shall owe and pay a late charge equal to ten percent (10%) of the amount of the delinquent payment. Further there shall be no partial prepayments under this Agreement and no prepayments of any sort prior to January 2000.

         2. All references to August 17, 1999, in the Agreement and in the Promissory Note are hereby changed to August 17, 2000; provided, however, that the change to August 17, 2000, shall be deemed a change to January 15, 2000, unless as of January 15, 2000, Southwind certifies to DeJusto that at least sixty-three (63) of the Hotel Guest Units in Beachside All Suites Hotel, a Condominium, have been sold under pre-construction agreements (in connection with such certification, Southwind may assume that DeJusto has exercised his option to purchase four (4) additional Units -- in addition to the Unit to be conveyed to DeJusto under the terms of subparagraph 2(b) of the Agreement -- for a total of five
                  (5) units) ("sold" means under contract for sale, subject to the terms and conditions of such contract(s)) and that Southwind has obtained its building permit to construct the hotel building.

         3. The parties agree to amend subparagraph 2(b) of the Agreement as follows: The phrase "Buyer shall select a unit either on the ground floor or the first living floor, that meets with Sellers approval, to be conveyed to Seller" shall be changed to read "Buyer shall reserve for the Sellers Unit 902, a unit to be constructed on the top floor as depicted on the Buyer's pre-construction price list dated February 16, 1999. When completed, this unit will be conveyed to Sellers at no additional cost or expense to Sellers as to sales price. Sellers shall pay ordinary closing costs and association capital contributions as are ordinarily paid by buyers of condominium units in the area as set out in a standard pre-construction purchase agreement as set out below. Buyer acknowledges having received a copy of the preliminary prospectus dated June 22, 1999, pertaining to Seller's offering of condominium units as securities. Both parties agree that Buyer is not obligated to purchase Unit 902 or any units unless and until Buyer signs a binding purchase agreement and that no purchase agreement will be available for Buyer's signature unless and until Seller's registration with the SEC has been declared effective. Therefore, any obligation to purchase on the part of the Buyer will remain completely revocable by Buyer until the SEC has declared Seller's registration effective.
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         4.  Should DeJusto exercise his right of first refusal to purchase up to four (4) additional units under the terms set out in subparagraph 2(c) of the Agreement, then the parties further agree that the purchase agreement(s) for the purchase of such units shall not require DeJusto to put up earnest money deposits in escrow to secure his performance under such contract(s) so long as the principal amount due to DeJusto under the above recited Promissory Note exceeds the amount of escrowed funds which would otherwise be required under the terms and conditions offered to other purchasers.

         In all other respects, the said Agreement, the Promissory Note, and the mortgage securing said Promissory Note, are hereby ratified Julian B. MacQueen, as guarantor of the obligations under said Promissory Note, hereby consents to the above amendment.


                                         /s/ Michael A. DeJusto
                                         -------------------------------------
                                             MICHAEL A. DEJUSTO



                                          /s/ M. Katherine A. DeJusto
                                         ---------------------------------------
                                              M. KATHERINE A. DEJUSTO


                                         Southwind Development Company, L.L.C.

                                         By: /s/ Julian B. MacQueen
                                            ------------------------------------
                                                 JULIAN B. MACQUEEN
                                                 As Its Manager


                                         By: /s/ Julian B. MacQueen
                                            ------------------------------------
                                                 JULIAN B. MACQUEEN